UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2008 (July 25, 2008)

NOVELLUS SYSTEMS, INC.
(Exact name of registrant as specified in charter)

CALIFORNIA
(State or other jurisdiction of incorporation)

0-17157		77-0024666
(Commission File Number)		(IRS Employer Identification No.)

4000 North First Street, San Jose, CA 95134
(Address of principal executive offices)

(408) 943-9700
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.03.(a)

Effective July 25, 2008, the Board of Directors of Novellus Systems, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.  The amendments revise Article II Section 2.8.4 and Article X Sections 10.3, 10.4, 10.4.1 (new), 10.4.2 (new), 10.7 and 10.8.  Their principal effect is to (1) shorten the notice period for special meetings of the Board of Directors, (2) broaden the range of situations for which advanced notice is required to include shareholder nominations for the Board of Directors to be acted upon at special meetings of the shareholders as well as both shareholder nominations and shareholder proposals to be acted upon at annual meetings of the shareholders, (3) lengthen the advance notice period for all shareholder nominations to the Board of Directors and for shareholder proposals to be voted on at annual meetings from 45 to 90 days, and (4) require advance notice of shareholder nominations and proposals to include additional information.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Novellus Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

Date:	July 30, 2008	By:	/s/ Martin J. Collins
			Name:	Martin J. Collins
			Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Novellus Systems, Inc.